NEWS                                         [UNITED TECHNOLOGIES LOGO]

                                                United Technologies Corporation
                                                United Technologies Building
                                                Hartford, Connecticut 06101

Contact: Peter Dalpe                      For Immediate Release
          (860) 728-7912


    UNITED TECHNOLOGIES CORP. DECLARES TWO FOR ONE STOCK SPLIT

      HARTFORD, Conn., April 30 - The board of directors of United Technologies Corp. (NYSE:UTX) has approved a two for one split of UTC common stock in the form of a stock dividend.
      In addition, the directors declared a regular quarterly cash dividend of $0.36 on the pre-split common shares.
      Both the stock dividend and the cash dividend will be payable to shareholders of record at the close of business May 7. The stock dividend will be issued May 17, 1999 and the cash dividend will be paid June 10, 1999.
      The directors also declared a regular quarterly dividend of $1.20 a share on the convertible preferred stock held under the corporation's Employee Stock Ownership Plan. The dividend is payable June 10, 1999 to owners of record at the start of business June 10, 1999.
      The board also doubled the outstanding authorization for the repurchase of UTC common stock in keeping with the stock split.
      United Technologies Corp. provides a broad range of high technology products and support services to the building systems, automotive, and aerospace industries.

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